UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

April 1, 2016

Date of Report (Date of earliest event reported)

BB&T Corporation

(Exact name of registrant as specified in its charter)

Commission file number: 1-10853

North Carolina	56-0939887
(State of incorporation)	(I.R.S. Employer Identification No.)

200 West Second Street Winston-Salem, North Carolina	27101
(Address of principal executive offices)	(Zip Code)

(336) 733-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On April 1, 2016, National Penn Bancshares, Inc., a Pennsylvania corporation (“National Penn”), merged with and into BB&T Corporation, a North Carolina corporation (“BB&T” or the “Company”), with BB&T continuing as the surviving entity (the “Merger”) pursuant to the Agreement and Plan of Merger, dated as of August 17, 2015 (the “Merger Agreement”), by and between BB&T and National Penn. Immediately following the Merger, National Penn Bank, a national banking association that was wholly owned by National Penn, merged with and into Branch Banking and Trust Company, a North Carolina bank wholly owned by BB&T (“Branch Bank”), with Branch Bank continuing as the surviving entity (the “Bank Merger”).

Under the terms of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of National Penn common stock, without par value (“National Penn Common Stock”), subject to the proration and allocation procedures set forth in the Merger Agreement, was converted into the right to receive for each share of National Penn Common Stock either (i) $13.00 in cash (the “cash consideration”) or (ii) 0.3206 of a share (the “Exchange Ratio”) of BB&T common stock, par value $5.00 per share (the “stock consideration” and, together with the cash consideration, the “Merger Consideration”). At the Effective Time, each option granted by National Penn to purchase shares of National Penn Common Stock fully vested and converted into an option to purchase BB&T common stock on the same terms and conditions as were applicable prior to the Merger, subject to adjustment of the exercise price and the number of shares of BB&T common stock issuable upon exercise of such option based on the Exchange Ratio. At the Effective Time, each National Penn restricted stock award, restricted stock unit award and National Penn deferred stock unit award that by its terms or by the terms of the applicable National Penn stock plan or deferral election settle in connection with the Merger fully vested and was converted into the right to receive the Merger Consideration, with the same election right as shares of National Penn Common Stock. At the Effective Time, each National Penn deferred stock unit award that did not by its terms or by the terms of the applicable National Penn stock plan or deferral election settle in connection with the Merger fully vested, and was assumed by BB&T, with each such assumed award to be paid in accordance with the applicable deferral election.

As previously announced, the election deadline for holders of National Penn Common Stock and certain National Penn equity awards to elect the form of consideration they wished to receive in the Merger, subject to the allocation and proration procedures set forth in the Merger Agreement, was 5:00 p.m., Eastern Daylight Time, on March 30, 2016. Pursuant to the Merger Agreement, at the Effective Time, 30% of the shares of National Penn Common Stock (including the National Penn restricted stock, restricted stock units and deferred stock units that had the same election rights as shares of National Penn Common Stock) outstanding immediately prior to the Effective Time were converted into the right to receive the cash consideration and 70% of the shares of National Penn Common Stock outstanding immediately prior to the Effective Time were converted into the right to receive the stock consideration. The cash consideration was funded through cash on hand from BB&T.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to BB&T’s Form 8-K filed on August 20, 2015 and is incorporated herein by reference.

Item 8.01. Other Events.

On April 4, 2016, BB&T issued a press release announcing the completion of the Merger, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BB&T CORPORATION

Date: April 4, 2016	By:	/s/ Daryl N. Bible
	Name:	Daryl N. Bible
	Title:	Senior Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of August 17, 2015 by and between BB&T Corporation and National Penn Bancshares, Inc. (attached as Exhibit 2.1 to BB&T’s Form 8-K filed on August 20, 2015 and incorporated herein by reference)

99.1	Press Release, dated April 4, 2016

3